As filed with the Securities and Exchange Commission on June 11, 1997 Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                     --------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                     --------------------------------------

                                 MEDAREX, INC.
             (Exact name of registrant as specified in its charter)

       NEW JERSEY                             22-2822175
(State or other jurisdiction of             (I.R.S. Employer
 incorporation or organization)             Identification
                                            No.)

1545 ROUTE 22 EAST                                08801
ANNANDALE, NEW JERSEY                           (Zip Code)
(Address of Principal Executive Offices)

        HOUSTON BIOTECHNOLOGY INCORPORATED REPLACEMENT STOCK OPTION PLAN
           HOUSTON BIOTECHNOLOGY INCORPORATED 1994A STOCK OPTION PLAN HOUSTON BIOTECHNOLOGY INCORPORATED 1992 SUBORDINATED STOCK OPTION PLAN
                           (Full title of the plans)

                               DONALD L. DRAKEMAN
                                 MEDAREX, INC.
                               1545 ROUTE 22 EAST
                          ANNANDALE, NEW JERSEY 08801
                    (Name and address of agent for service)

                                 (908) 713-6001
         (Telephone number, including area code, of agent for service)

                                   Copy to:
                             DWIGHT A. KINSEY, ESQ.
                      SATTERLEE STEPHENS BURKE & BURKE LLP
                                230 PARK AVENUE
                           NEW YORK, NEW YORK  10169
                                 (212) 818-9200

                        CALCULATION OF REGISTRATION FEE
================================================================================

 Title of Securities to        Amount to be           Proposed              Proposed maximum          Amount of
     be registered            registered (1)      maximum offering         aggregate offering     registration fee
                                                 price per share (2)           price (2)
Common Stock, $ .01
 par value per share          151,000 shares          $43.57                   $6,579,070             $1,994

================================================================================
(1) The registration statement also includes an indeterminable number of additional shares that may become issuable as a result of the antidilution adjustment provisions of the Houston Biotechnology Incorporated Replacement Stock Option Plan, 1994A Stock Option Plan and 1992 Subordinated Stock Option Plan (the "HBI Plans").
(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the weighted average exercise price of the options under the HBI Plans. Pursuant to the Agreement and Plan of Merger dated December 18, 1996, among Medarex, Inc. (the "Registrant"), Medarex Acquisition Corporation, a wholly-owned subsidiary of the Registrant ("Sub"), and Houston Biotechnology Incorporated ("HBI"), providing for the merger of Sub with and into HBI with HBI continuing as a wholly-owned subsidiary of the Registrant, the Registrant agreed to assume all of the outstanding options and HBI's obligations with respect thereto under the HBI Plans.

           Page 1 of 11 pages.  Index to Exhibits appears on page 4.

                              EXPLANATORY NOTE

          Pursuant to the Agreement and Plan of Merger dated December 18, 1996 (the "Merger Agreement") among Medarex, Inc. (the "Registrant"), Medarex Acquisition Corporation, a wholly-owned subsidiary of the Registrant ("Sub"), and Houston Biotechnology Incorporated ("HBI"), on February 28, 1997 (the "Effective Date"), Sub was merged with and into HBI, with HBI continuing as a wholly-owned subsidiary of the Registrant. Under the terms of the Merger Agreement, the Registrant agreed, among other things, to assume each option (the "HBI Options") to purchase shares of HBI common stock, par value $.01 per share (the "HBI Common Stock") outstanding on the Effective Date under HBI's 1992 Subordinated Stock Option Plan, 1994 Replacement Stock Option Plan and 1994A Stock Option Plan (the "HBI Plans"), and that each such HBI Option would thereafter be exercisable for a number of shares of the Registrant's common stock, par value $.01 per share (the "Common Stock") equal to the number of shares of HBI Common Stock subject to such HBI Option immediately prior to the Effective Date multiplied by 0.182, at an exercise price equal to the exercise price under such HBI Option divided by 0.182.

          Pursuant to the Merger Agreement, the Registrant also agreed to take all corporate and other action necessary to reserve and make available sufficient shares of Registrant's Common Stock for issuance upon exercise of all the assumed HBI Options and to prepare and file with the Securities and Exchange Commission appropriate registration statements relating to the issuance of such shares upon exercise of the assumed options.

          This Registration Statement registers sufficient shares of the Registrant's Common Stock to cover all shares of the Registrant's Common Stock issuable upon the exercise of the HBI Options outstanding under the HBI Plans on the Effective Date and assumed by the Registrant pursuant to the Merger.

                                    PART II

Item 3.   Incorporation of Documents by Reference.
-------   ---------------------------------------

          The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

          (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1996; (b) Quarterly Report of the Company on Form 10-Q for the three month period ended March 31, 1997; (c) Proxy Statement dated April 21, 1997 for Annual Meeting of Shareholders to be held on May 15, 1997; and (d) the description of the Registrant's Common Stock set forth in the Registrant's Registration Statement on Form S-1 (File No. 33-98244), including any amendments or reports filed for the purpose of updating such description; and

          All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the filing hereof and prior to a filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequent filed document which also is or is deemed to be incorporated by reference herein modified or superseded such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.   Description of Securities.
-------   -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
-------   --------------------------------------

          Not applicable.

Item 6.   Indemnification of Directors and Officers.
-------   -----------------------------------------

          Section 14A:3-5 of The New Jersey Business Corporation Act (the "NJBCA") empowers a New Jersey corporation to indemnify any person who is or was a director, officer, employee or agent of the indemnifying corporation or of any constituent corporation absorbed by the indemnifying corporation in a consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at the request of the indemnifying corporation, or of any such constituent corporation, or legal representative of any such director, officer, trustee, employee or agent (a "corporate agent"), against his expenses and liabilities incurred in connection with any proceeding involving the corporate agent, other than a proceeding by or in the right of the corporation, if (a) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (b) with respect to any criminal proceeding, such corporate agent had no reason to believe that his conduct was unlawful. In addition, a corporation may indemnify such corporate agent against his expenses in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves such corporate agent by reason of his having been such corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, in such proceeding no indemnification shall be provided in respect of any claim, issue or matter as to which such corporate agent shall have been adjudged to be liable to the corporation, unless and only to the extent that the Superior Court of the State of New Jersey or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such corporate agent is fairly and reasonably entitled to indemnity for such expenses as the Superior Court or such other court shall deem proper.

          Under the NJBCA, a corporation shall indemnify a corporate agent against expenses to the extent that such corporate agent has been successful on the merits or otherwise in any proceeding referred to above or in defense of any claim, issue or matter therein.

          The indemnification and advancement of expenses provided by or granted pursuant to the NJBCA shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a corporate agent may be entitled under a certificate of incorporation, bylaw, agreement, vote of shareholders, or otherwise; provided that no indemnification shall be made to or on behalf of a corporate agent if a judgment or other final adjudication adverse to the corporate agent establishes that his acts or omissions (a) were in breach of his duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the corporate agent of an improper personal benefit.

          The Restated Certificate of Incorporation, as amended, and Article XIII of the Registrant's Amended and Restated By-Laws provide for the indemnification of its Officers and Directors under certain circumstances and are incorporated herein by reference.

Item  7.   Exemption from Registration Claimed.
--------   -----------------------------------

                           Not applicable.

Item 8.         Exhibits.
-------         ----------
                                                        Sequential
 Exhibit No.                 Description                Page No.
 ----------    ---------------------------------------  ----------
4(a)           Houston Biotechnology Incorporated
               1994 Replacement Stock Option Plan
               (Incorporated by reference to Houston
               Biotechnology Incorporated's Quarterly
               Report on Form 10-Q for the quarter
               ended September 30, 1994).
4(b)           Houston Biotechnology Incorporated
               1994A Stock Option Plan (Incorpo-
               rated by reference to Houston
               Biotechnology Incorporated's Quarterly
               Report on Form 10-Q for the quarter
               ended September 30, 1994).

4(c)           Houston Biotechnology Incorporated
               1992 Subordinated Stock Option Plan
               (Incorporated by reference to Houston
               Biotechnology Incorporated's
               Registration Statement on Form S-1,
               Amendment No. 1 (File No. 33-
               56236), filed on February 26, 1993).

4(d)           Restated Certificate of Incorporation,
               as amended, of Medarex, Inc.
               (Incorporated by reference to Exhibit
               3.1 to the Registrant's Registration
               Statement on Form S-1 (File No. 33-
               98244) filed on October 17, 1995).

4(e)           Medarex, Inc. Amended and Restated
               By-Laws (Incorporated by reference to
               Exhibit 3.2 to the Registrant's
               Registration Statement on Form S-1
               (File No. 33-39956) filed on April 12,
               1991).

5              Opinion of Satterlee Stephens Burke &             8
               Burke LLP as to legality of the
               securities being registered


15             Not Applicable

23(a)          Consent of Ernst & Young LLP                     10

23(b)          Consent of Satterlee Stephens Burke &
               Burke LLP (included in opinion filed
               as Exhibit 5)

24             Power of Attorney (accompanies
               signature pages to the Registration
               Statement)

27             Not Applicable

28             Not Applicable

99             Not Applicable

Item 9.  Undertakings.
-------  ------------

  The undersigned Registrant hereby undertakes as follows:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii)
--------  -------
above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

  (6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ANNANDALE, STATE OF NEW JERSEY, ON THIS 10TH DAY OF JUNE, 1997.

                              MEDAREX, INC.


                              By:/s/Irwin Lerner
                                 -----------------------------------
                                Irwin Lerner
                                Chairman of the Board

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

     That the undersigned officers and directors of Medarex, Inc., a New Jersey corporation, do hereby constitute and appoint Donald L. Drakeman and Michael A. Appelbaum, and either of them, the lawful attorney and agent, with power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power of authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, post-effective and supplements thereof, and to any and all instruments or documents filed as part of or in connection with such Registration Statement, and each of the undersigned hereby certifies and confirms all that said attorney and agent, shall do or cause to be done by virtue hereof. The Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the dates indicated below.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                   Signature                                      Title                       Date
                   ---------                                      -----                      -----
/s/Irwin Lerner                                           Chairman of the Board           June 10, 1997
-------------------------------------
 Irwin Lerner

/s/Donald L. Drakeman                            President, Chief Executive Officer and   June 10, 1997
-------------------------------------            Director (Principal Executive Officer)
 Donald L. Drakeman

/s/Michael A. Appelbaum                          Senior Vice President - Finance and      June 10, 1997
-------------------------------------            Administration, Secretary, Treasurer,
 Michael A. Appelbaum                            Chief Financial Officer and Director
                                                 (Principal Financial and Accounting
                                                 Officer)

/s/Michael W. Fanger                             Director                                 June 10, 1997
-------------------------------------
 Michael W. Fanger

/s/Julius A. Vida                                Director                                 June 10, 1997
-------------------------------------
 Julius A. Vida

/s/Charles R. Schaller                           Director                                 June 10, 1997
-------------------------------------
 Charles R. Schaller

/s/W. Leigh Thompson, Jr.                        Director                                 June 10, 1997
--------------------------------------
W. Leigh Thompson, Jr.

/s/Robert Iggulden                               Director                                 June 10, 1997
--------------------------------------
 Robert Iggulden